                                                                   EXHIBIT 10.28

                                                                  EXECUTION COPY

       AGREEMENT dated as of November 20, 1995, among VISX, INCORPORATED, a Delaware corporation ("VISX"), ALCON LABORATORIES, INC., a Delaware corporation ("ALI"), and ALCON PHARMACEUTICALS, LTD., a corporation organized and existing under the laws of Switzerland ("APL" and, together with ALI, "Alcon") (VISX, ALI and APL being referred to herein as the "Parties").

    WHEREAS the Parties are parties to the Amended and Restated Marketing Agreement dated as of April 21, 1987 (the "First Agreement"), the Second Amended and Restated Marketing Agreement dated as of December 22, 1989 (the "Second Agreement") and certain letter agreements dated as of December 11, 1989 and May 22, 1990 (the "Letter Agreements" and, together with the First Agreement and the Second Agreement, the "Marketing Agreements");

    WHEREAS the Parties, CAP Advisers Limited, Charles R. Munnerlyn, Alan R. McMillen, William L. Bennett, Daniel J. Kunst, Karen Brenner, Robert B. Samuels, Robert R. Montgomery, Timothy R.G. Sear, Edgar H. Schollmaier, Anthony M. Pilaro, Richard S. Braddock and Osterfak, Ltd. simultaneously with the execution of this Agreement, are entering into a Settlement Agreement dated the date hereof (the "Settlement Agreement"), which provides for the settlement of certain litigation in Case No. 744052 in the Superior Court of California and relating to claims between the parties to the Settlement Agreement and certain other parties; and

    WHEREAS the Parties desire to terminate the Marketing Agreements and restate the terms of their relationship presently and subsequent to the "Effective Date", as defined in the Settlement Agreement.

    NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    SECTION 1.01. SPECIFIC DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

        "Affiliate" of any Party shall mean any other Person which owns or controls, is owned or is controlled by, or is under common ownership or control with, such Party. As used herein, "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "Effective Date" shall mean the Effective Date as set forth in the Settlement Agreement.

        "FDA" shall mean the United States Food and Drug Administration or its successor.

        "Hyperopia Module" shall mean that hardware and software necessary to enable a VISX System to perform hyperopia.

        "Model B Units" shall mean the VISX Excimer Laser System, Model B.

        "Model C Units" shall mean the VISX Excimer Laser System, Model C.

        "Operating Committee" shall mean the Operating Committee established under the terms of the Second Agreement.

        "Person" shall mean  any natural person,  entity, corporation,  business
    trust,   joint   venture,  association,   company,  partnership,   trust  or
    government, or any agency or political subdivision thereof.

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        "PRK" shall mean photorefractive keratectomy.

        "Procedure Royalty" shall mean an amount, whether in the form of license, use fees or otherwise, charged to each purchaser and/or user of a VISX System for the use of such VISX System.

        "Representatives" of any Person shall mean such Person's directors, officers, employees, agents and representatives, distributors, sales agents, attorneys, accountants, financial advisers and other consultants.

        "Transition Period" shall mean the period from and including October 27, 1995 to and including the Effective Date, unless this Agreement is earlier terminated in accordance with its terms.

        "Unit" shall mean an individual VISX System as manufactured by VISX.

        "United States" shall mean the 50 states of the United States of America, the District of Columbia, Puerto Rico and the other territories and possessions of the United States of America.

        "VisionKey Card" shall mean the cards which contain the proprietary software necessary to perform procedures with a VISX System.

        "VISX System" shall mean any laser system manufactured by VISX for correcting the refractive optical property of an eye through photoablative sculptured change in the cornea, or for the treatment of eye disorders involving corneal opacities, including, without limitation, the treatment of superficial corneal scars, epithelial irregularities and fungal and bacterial ulcers.

                                   ARTICLE II

    SECTION 2.01. SUSPENSION OF MARKETING AGREEMENTS. During the Transition Period, the Marketing Agreements shall be suspended and shall not be deemed to define the rights or obligations of the Parties with respect to the subject matter thereof, and the only rights and obligations of the Parties with respect to the subject matter of the Marketing Agreements shall be as set forth in this Agreement. If this Agreement shall terminate in accordance with Section 5.01, then the Marketing Agreements shall continue in full force and effect from the date of such termination. Any action taken pursuant to this Agreement, and any failure to take any action not required by this Agreement, during the Transition Period shall be deemed to be and have been consistent with and not in violation or breach of the Marketing Agreements even if this Agreement should be so terminated and the Marketing Agreements so continued; provided, however, that any arrangement or transaction entered into by a Party during the Transition Period pursuant to Section 2.07(a) shall be capable of being modified or terminated by such Party without the consent of any third party to the extent necessary to permit such Party to resume compliance with the Marketing Agreements if this Agreement is terminated.

    SECTION 2.02. EXISTING UNIT ORDERS. (a) Alcon will withdraw its request that VISX repurchase (***) Units shipped to it on or before (***), and shall pay to VISX (***) of any currently outstanding balance of the purchase price for the last ten units shipped in (***), by each of (***), (***), (***), (***), (***) and (***). VISX shall install, at VISX's sole cost, in each Model C Unit shipped to Alcon on or before (***), (i) (***) and (ii) (***). These payment and upgrade obligations shall survive the Effective Date and the termination of this Agreement.

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    (b) During the Transition Period and  after the Effective Date, Alcon  shall not have any obligation to purchase any Units in addition to those shipped by VISX to Alcon on or before (***), notwithstanding any orders for Units that may have been placed by Alcon or which any of the Parties may have forecasted for purchase by Alcon after (***).

    SECTION 2.03. BUDGETS. The supplemental budget for the quarter ending December 31, 1995, previously submitted to the Operating Committee in September 1995 (a copy of which is attached as Exhibit I hereto) (the "Supplemental Budget") is hereby approved, except that no amounts shall be deemed to have been budgeted for Alcon to perform service of Units or physician training as provided therein. In the event that the FDA grants approval for PRK use of the VISX Systems on or prior to December 31, 1995, VISX and Alcon agree to negotiate a modification of such supplemental budget to take account of such approval. VISX shall, no later than 30 days following receipt of Alcon's invoice, make payment to Alcon for all marketing costs and expenses relating to the quarter ended September 30, 1995 included in budgets previously submitted to the Operating Committee but not yet paid. Alcon shall perform all tasks that are specifically provided by the Supplemental Budget, except that it shall not be obligated to perform service of Units or physician training. VISX shall pay, no later than 30 days following receipt of Alcon's invoice, all documented costs and expenses incurred by Alcon pursuant to the original and supplemental budgets submitted to the Operating Committee for the quarter ending December 31, 1995 as such budgets are modified as provided above.

    SECTION 2.04.   INTERNATIONAL USERS MEETING.   Alcon and  VISX hereby  agree
that the international users meeting previously scheduled for February 8-10, 1996 shall be cancelled.

    SECTION 2.05. CERTAIN CLAIMS. Each Party shall fully cooperate and provide to the other Party, upon request, all relevant documents and other materials and information relating to any claims against insurers, carriers or other third parties for damage caused to any Units previously sold to Alcon during shipping, transporting or handling of such Units. This Section 2.05 shall survive the Effective Date and the termination of this Agreement.

    SECTION 2.06. HIRING OF EMPLOYEES. During the Transition Period and for the period until 5 years after the Effective Date, VISX and Alcon agree that neither VISX nor Alcon shall solicit for employment any person then employed by the other Party; and neither VISX nor Alcon shall employ any individual who is or was employed by the other Party if such employment is known by such Party to be in violation of any employment or non-competition agreement to which the other Party is a signatory. VISX and Alcon agree to make reasonable inquiries as to the existence of any such agreement.

    SECTION 2.07. PREPARATION FOR TERMINATION OF MARKETING AGREEMENTS. (a) In anticipation of the termination of the Marketing Agreements but subject to the proviso to Section 2.01, during the Transition Period Alcon shall be free and clear to make any and all arrangements, and to effect any transactions in order to arrange, for the sale (or the facilitation or financing of the sale) of systems competitive with VISX Systems by Alcon or any of its Affiliates or Representatives or for the purchase (or the facilitation or financing of the purchase) of such competitive systems by Alcon or its Affiliates, Representatives or customers subsequent to the Effective Date. In anticipation of the termination of the Marketing Agreements but subject to the proviso to
Section 2.01, during the Transition Period VISX shall be free and clear to make any arrangements, and to effect any transactions in order to arrange, for the sale of VISX Systems by VISX or through third parties subsequent to the Effective Date.

    (b) Alcon agrees to provide to VISX, on or prior to November 27, 1995, all material information relating to the quotation of prices and leads for sales of VISX Systems in Alcon's possession, with respect to VISX Systems to be sold in the United States and, upon the sale or other disposition by Alcon of all Units currently held by Alcon in its inventory (such date being the "Transfer Date"), to provide to VISX all material information relating to the quotation of prices and leads then in Alcon's possession with respect to sales of VISX Systems outside the United States.

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    SECTION 2.08.   VISIONKEY CARDS FOR  PREVIOUSLY SHIPPED UNITS.   During  the
Transition Period, Alcon shall have the right to purchase from VISX VisionKey Cards for use on the Units sold and shipped to Alcon on or prior to (***) and set forth in Exhibit II hereto at the prices currently being charged to Alcon by VISX. On and after the Effective Date, Alcon shall have the right to purchase VisionKey Cards for use on such Units, as well as any Unit which Alcon provides to its customers in exchange for a defective Unit (including without limitation any Unit provided in exchange for a Unit which is not able to perform hyperopia), at the following initial prices for each VisionKey Card: (a) (***) for Units in use in (***) or (***) or sold from Alcon's existing inventory for use in (***) or (***); (b) (***) for Units in use by Alcon end customers
(***); and (c) (***) for   all other  Units  currently  in  use (***);  PROVIDED
that  the initial  price  for  each  VisionKey  Card for  use on  (x) (***)  and
(y) (***);   PROVIDED  FURTHER,  HOWEVER,  that  clause (y) of  the  immediately preceding proviso shall not apply to (1) (***) or (2) (***) VisionKey Cards purchased by Alcon's end users for (***) shall include (***). On or after each annual anniversary of the Effective Date, VISX shall have the right to increase the prices for VisionKey Cards sold to Alcon; PROVIDED, HOWEVER, that (***) such cost increases to be substantiated by VISX by providing Alcon with written proof of such price increases by such manufacturer.

    SECTION 2.09. SALES OF VISX STOCK BY ALCON. Alcon agrees that it will not sell any of the 224,000 shares of Common Stock of VISX currently owned by Alcon before January 24, 1996.

    SECTION 2.10. USE OF INFORMATION FOR MARKETING BY ALCON. During the Transition Period and after the Effective Date, Alcon shall have the right to use any information obtained from purchasers and users of VISX Systems sold by Alcon for the marketing and sale of any equipment or other products manufactured by Alcon or any of its Affiliates or purchased by Alcon or any of its Affiliates from third parties for resale; PROVIDED that Alcon shall not use any such information which Alcon knows or has reason to believe to be confidential proprietary information of VISX without the prior permission of VISX, such permission by VISX not to be unreasonably withheld or delayed.

    SECTION 2.11. NOTICE OF ADVERSE MEDICAL EVENTS. Alcon shall promptly notify VISX of any material adverse medical events reported to Alcon which relate to VISX Systems sold by Alcon. This Section 2.11 shall survive the Effective Date. Alcon agrees to use commercially reasonable efforts to forward to VISX on a monthly basis all copies of service reports regarding the VISX Systems serviced by Alcon, coded with the problem and "work done" codes agreed to with VISX.

                                  ARTICLE III

    SECTION 3.01. EFFECTIVENESS OF ARTICLE III. Except as provided in the last sentence of Section 3.04, the provisions of this Article III shall only become effective upon, and shall be conditioned upon the occurrence of, the Effective Date.

    SECTION 3.02. TERMINATION OF MARKETING AGREEMENTS. (a) Upon the Effective Date, each of the Marketing Agreements shall terminate immediately and shall have no remaining effect. Except as specifically provided in this Agreement, termination of the Marketing Agreements pursuant hereto shall terminate all rights and obligations of the Parties under the Marketing Agreements, including

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rights and obligations (including without limitation the license granted to VISX by Alcon pursuant to Section 2.06 of the Second Agreement) that, under the terms of the Marketing Agreements, would otherwise have survived their termination.

    (b) Alcon hereby agrees, following the Effective Date, to sell Alcon pharmaceutical products to VISX as priced to wholesalers, for (***) and thereafter on a commercially reasonable basis.

    SECTION 3.03. FRENCH AND JAPANESE REGISTRATIONS. Alcon or its Affiliates shall promptly provide to VISX all pertinent data relating to the registration of the VISX Systems in France and Japan (the "French Registrations" and "Japanese Registrations", respectively). Such data shall include data with respect to the status and the transferability of such registrations and the out-of-pocket costs and expenses incurred by Alcon or its Affiliates in connection with seeking such registrations. VISX shall have the option, by providing written notice to Alcon or Alcon's Appropriate Affiliate no later than 60 days subsequent to the Effective Date, and upon payment to Alcon or its Affiliates equal to all of Alcon's or its Affiliate's documented costs and expenses relating thereto, to acquire Alcon's or its Affiliate's rights with respect to either or both of the French Registrations and the Japanese Registrations. Alcon shall cooperate fully with VISX in effecting such transfers.

    SECTION 3.04. UNITS SOLD IN CANADA. In consideration of the other terms of this Agreement, APL and Alcon Canada shall have from VISX (***) relating to the (***); PROVIDED, HOWEVER, that the (***). Prior to any sale of any Unit not a Licensed Unit, which to Alcon's or any of its Affiliates' knowledge will be for use in Canada, and prior to the subsequent sale of any such Unit, including those listed on Exhibit III, by Alcon or any of its Affiliates to a party not listed as a user of a Unit on Exhibit III hereto, Alcon or such Affiliate, as applicable, shall (***).

    SECTION 3.05. SERVICE OF UNITS SOLD BY ALCON. Alcon shall be responsible for the servicing of all Units designated in Exhibit II hereto. Through (***), VISX shall make available to Alcon parts, manuals, training and other materials for the servicing of such Units at the same prices and on the same terms as are available from VISX on the date of this Agreement. Subject to
Section 3.07, after (***), VISX shall make available to Alcon such parts, manuals, training and other materials on a commercially reasonable basis.

    SECTION  3.06.    (***)

    SECTION 3.07. NONDISCRIMINATION IN SALES OF VISX SYSTEMS. Alcon and any customer of Alcon shall have the right to purchase VISX Systems, including VisionKey Cards and any related parts, manuals or services from VISX on terms that do not discriminate against Alcon or its customers in comparison to other distributors and end users of VISX Systems similarly situated.

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    SECTION  3.08.  CANCELLATION OF ALI ADVANCE.   In consideration of the other
terms of this Agreement, VISX shall not be obligated to repay the (***) advanced to VISX by ALI under the Marketing Agreements and ALI shall not seek any payment from VISX relating to such advance in consideration of the settlement by VISX of any claims it may assert against ALI.

    SECTION 3.09. PURCHASES OF VISX VOTING SECURITIES. During the period commencing (***) and ending on (***), Alcon shall not purchase or otherwise acquire any stock or other security issued by VISX that has the general power to vote in the election of directors of VISX ("Voting Securities").

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

    SECTION 4.01. VISX. VISX represents and warrants to Alcon that (a) the execution and delivery by VISX of this Agreement and the performance of the activities contemplated hereby are duly authorized by all necessary corporate action on its part and do not contravene its Certificate of Incorporation or By-laws or any agreement binding upon VISX or VISX's assets; and (b) VISX and its Affiliates have no prior commitments or agreements with any third party that might interfere with or preclude the full and complete discharge by VISX of its obligations and undertakings pursuant to this Agreement.

    SECTION 4.02. ALCON. Alcon represents and warrants to VISX that (a) the execution and delivery by Alcon of this Agreement and the performance of the activities contemplated hereby are duly authorized by all necessary corporate action on its part and do not contravene its Certificate of Incorporation or By-laws or any agreement binding upon Alcon or Alcon's assets; and (b) Alcon and its Affiliates have no prior commitments or agreements with any third party that might interfere with or preclude the full and complete discharge by Alcon of its obligations and undertakings pursuant to this Agreement.

                                   ARTICLE V
                                 MISCELLANEOUS

    SECTION 5.01.   TERMINATION.    Either Party  may  elect to  terminate  this
Agreement if the Effective Date does not occur by February 28, 1996 by providing written notice to the other Party.

    SECTION  5.02.  AMENDMENT.   This Agreement  may not be  changed or modified
except as specifically and mutually agreed upon in writing and signed by all the Parties.

    SECTION 5.03. NOTICE. Any notice required hereunder may be served by any Party on the others by personal delivery, or by sending same post-prepaid, by registered or by certified mail, return receipt requested, to the following addresses:

        (a) If to Alcon:

            Alcon Laboratories, Inc.
           6201 South Freeway
           Fort Worth, Texas 76134
           Attn: E. H. Schollmaier

        (b) If to VISX:

            VISX, Incorporated
           3400 Central Expressway
           Santa Clara, California 95051-0703
           Attn: Mark B. Logan

    or to such other person or at such other place as any Party shall notify the other Parties in writing.

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    SECTION  5.04.  WAIVER.  The Parties covenant and agree that a waiver by any
Party of a breach of any of the terms of this Agreement by any other Party shall not be deemed a waiver of any subsequent breach of the same or other terms of this Agreement. No failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

    SECTION 5.05. SPECIFIC PERFORMANCE. The Parties agree that in the event of a breach of any provision of this Agreement the aggrieved Party would suffer irreparable harm and therefore would be without an adequate remedy at law. The Parties therefore agree that in the event of a breach or threatened breach of any provision of this Agreement, the aggrieved Party shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision without the requirement of posting a bond or other security. By seeking or obtaining any such relief, the aggrieved Party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

    SECTION 5.06. LITIGATION. If any Party institutes legal proceedings with respect to this Agreement or the transactions contemplated hereby, the losing or defaulting Party shall pay to the prevailing Party reasonable attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action.

    SECTION  5.07.  CAPTIONS.   The captions  and section headings  used in this
Agreement are for convenience only and are not intended to have, nor shall they be interpreted as having, any substantive effect whatsoever.

    SECTION  5.08.   EXPENSES.    Each of  the  parties hereto  shall  be deemed
responsible for all expenses incurred by it in connection with the execution and performance of this Agreement except as otherwise provided for herein.

    SECTION 5.09. GOVERNING LAW. This Agreement is made and entered into and is to be performed in accordance with the laws of the State of Delaware and shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of laws.

    SECTION  5.10.   SEVERABILITY.   The invalidity  or unenforceability  of any
provision of this Agreement shall not affect or limit the validity or enforceability of any other provision hereof.

    SECTION 5.11. ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement including the Exhibits referred to herein (a) constitutes the entire agreement and, subject to Section 2.01, supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof, including the Marketing Agreements and the term sheet between the Parties dated October 27, 1995, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

    SECTION 5.12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute a single instrument.


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    IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their fully authorized officers as of the date first above written.

                                          VISX, INCORPORATED,
                                            by /s/ Elizabeth Davila
                                               _________________________________
                                               Elizabeth Davila
                                              EXECUTIVE VICE PRESIDENT
                                              AND CHIEF OPERATING OFFICER

                                          ALCON LABORATORIES, INC.,
                                            by /s/ C. Allen Baker
                                               _________________________________
                                               C. Allen Baker
                                              EXECUTIVE VICE PRESIDENT,
                                              SURGICAL

                                          ALCON PHARMACEUTICALS, LTD.,
                                            by /s/ Guido Koller
                                               _________________________________
                                               Guido Koller
                                               GENERAL MANAGER/AREA CONTROLLER


(***) Confidential Treatment Requested

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